Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree to jointly prepare and file with regulatory authorities this Schedule 13G and any future amendments thereto reporting each of the undersigned’s ownership of securities of the Issuer named herein, and hereby affirm that such Schedule 13G is being filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

Dated this 10th day of February, 2026

Beedie Capital Investments Limited

By:	/s/ Ryan Beedie
Name: Ryan Beedie
Title: President

Beedie Capital Holdings Limited

By:	/s/ Ryan Beedie
Name: Ryan Beedie
Title: President

Beedie Investments Limited

By:	/s/ Ryan Beedie
Name: Ryan Beedie
Title: President

Beedie Holdings Limited

By:	/s/ Ryan Beedie
Name: Ryan Beedie
Title: President

Beedie (2023) Family Trust

By: 4358 Investments Limited
Its: Trustee

By:	/s/ Ryan Beedie
Name: Ryan Beedie
Title: President

4358 Investments Limited

By:	/s/ Ryan Beedie
Name: Ryan Beedie
Title: President

Beedie Investments Limited

/s/ Ryan Beedie
Ryan Beedie, and individual